EXHIBIT 23.1          CONSENT STRABALA, RAMIREZ & ASSOCIATES

STRABALA, RAMIREZ, & ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

INDEPENDENT AUDITORS' REPORT

To: the Board of Directors
    Harrison Digicom, Inc.
    Norvolk, VA

We have audited the consolidated balance sheets of Harrison Digicom, Inc. (a Nevada corporation) and subsidiaries as of December 31, 1999, and 1998, and related consolidated statements of operations, shareholder's equity and cash flows for the years then ended and for the period from inception March 27, 1996 through December 31, 1999. These financial statements are the responsibility of Harrison Digiom, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harrison Digicom, Inc. as of December 31, 1999 and 1998, and the results of its operations and cash flows for the period indicated, in conformity with generally accepted accounting principles.
The accompanying financial statements have been prepared assuming that Harrison Digicom, Inc. will continue as a going concern. As shown in the financial statements, Harrison Digicom, Inc. incurred a net loss of $4,775,363 for 1999 and incurred losses since inception. As of December 31, 1999, total liabilities exceeded assets by $643,657. These factors and the others discussed in Note 9, raise substantial doubt about Harrison Digicom, Inc's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event Harrison Digicom, Inc. cannot continue in existence.


STRABALA RAMIREZ, & ASSOCIATES, INC.
   <U>STRABALA RAMIREZ, & ASSOCIATES, INC.</U>
STRABALA RAMIREZ, & ASSOCIATES, INC.
February 3, 2000
Irvive, California




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